UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2019

CYNERGISTEK, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-27507	37-1867101
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

11940 Jollyville Rd., Suite 300N
Austin, TX 78759
(512) 402-8550

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

27271 Las Ramblas, Suite 200 Mission Viejo, CA 92691 (949) 614-0700
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

1.01Entry into a Material Definitive Agreement

1.02Termination of a Material Definitive Agreement

2.01Completion of Acquisition or Disposition of Assets

Sale of Certain Assets related to the Managed Print Services Business Division.

On March 20, 2019, CynergisTek, Inc., a Delaware corporation (the “Company”), and its wholly-owned subsidiary, CTEK Solutions, Inc., a California corporation (“CTEK Solutions,” and together with the Company, “CynergisTek”) entered into an Asset Purchase Agreement (together with the other related documents defined therein, the “Purchase Agreement”) with Vereco, LLC, a Delaware limited liability company (“Buyer”). Pursuant to the Purchase Agreement, CynergisTek sold its assets used in the provision of its managed print services business division (the “MPS Business”), which had been primarily conducted by CTEK Solutions. The Buyer also assumed certain liabilities relating to the MPS Business. The purchase price paid to CynergisTek by Buyer pursuant to the Purchase Agreement was thirty million dollars ($30,000,000.00), $5,000,000 of which was placed in escrow by Buyer, the release of which is contingent upon certain events and conditions specified in the Purchase Agreement. The purchase price is also subject to adjustment based on closing working capital of the MPS Business.  The Company will continue to operate, through its subsidiary CTEK Security, Inc., a Texas corporation (“CTEK Security”), its business of cybersecurity, privacy and compliance management consulting.

Termination of BMO Harris Bank N.A. Credit Agreement and Related Agreements.

Also on March 20, 2019 the Company terminated the Revolving Credit Facility and Term Loan made by BMO Harris Bank N.A. (the “Bank”), under the Credit Agreement dated as of March 12, 2018 (together with the other related documents defined therein, the “Credit Agreement”), by and among the Company, CTEK Security, CTEK Solutions and Delphiis, Inc., a California corporation (“Delphiis”, and together with CTEK Security and CTEK Solutions, the “Guarantors”). In conjunction with such termination, the Company repaid its outstanding debt to the Bank of $15,509,744.03 with proceeds of the sale of the MPS Business.  The terms of the Credit Agreement previously were disclosed in the Company’s Current Report on Form 8-K filed with the SEC on March 13, 2018. There were no material early termination penalties incurred as a result of the termination of the Credit Agreement.

In consideration of the payment in full of the amounts owed to the Bank under the Credit Agreement, the Bank agreed that (a) all liabilities, obligations, and indebtedness owing to the to the Bank pursuant to the Credit Agreement, and any other instrument, document, certificate or agreement entered into connection therewith were immediately and automatically deemed repaid in full, satisfied and discharged, other than (i) obligations consisting of funds transfer and deposit account liability of the Company and CTEK Security and (ii) obligations under the Credit Agreement which by their terms survive termination of the Credit Agreement (e.g., the Company’s obligation to repay all indebtedness under the Credit Agreement and to indemnify and hold the Bank harmless) (clauses (i) and (ii) are collectedly referred to herein as the “Continuing Obligations”); (b) the Credit Agreement and any other instrument, certificate, document or agreement entered into by the Company and the Guarantors in connection with the Credit Agreement, were each immediately and automatically terminated, other than any provision of any such agreement in respect of or securing the Continuing Obligations, and (c) all security interests and liens which the Bank may have on any assets of CTEK Solutions, Delphiis and the Company related to the MPS Business were automatically and fully terminated and released.

Payoff of Promissory Notes

With the proceeds from the sale of the MPS Business assets, the Company plans to repay the $5,437,500 principal balances, as well as accrued but unpaid interest, owed under its promissory notes with Michael Hernandez and Michael McMillan.  The Company may choose to pay a portion of the promissory notes immediately and delay payback of a portion until amounts held in escrow are subsequently paid.  The proforma information below assumes a full payoff of the promissory notes.

Sublease Agreement

Effective March 20, 2019, the Company subleased a portion of its office located at 27271 Las Ramblas, Mission Viejo, California 92691 (the “Mission Viejo Premises”) containing approximately 12,620 square feet of space, a portion of which is located on the 2nd floor of the Mission Viejo Premises and the basement within the same, pursuant to a Sublease Agreement dated March 20, 2019 (the “Vereco Sublease”) with Buyer. The term of the Vereco Sublease commenced on March 20, 2019, and terminates on April 14, 2021. Monthly rent payments are as follows: (a) $29,447 per month for the period commencing on the commencement date and ending on December 31, 2019; (b) $30,330.41 per month commencing on January 1, 2020 and ending on December 31, 2020; (c) $31,240.32 per month commencing on January 1, 2021 and ending on March 31, 2021; and (d) a single installment of $15,620.16 for the period commencing on April 1, 2021 and ending on April 14, 2021.

The foregoing summaries of the terms and conditions of the Purchase Agreement and Vereco Sublease do not purport to be complete, and are qualified in their entirety by reference to the full text of the Purchase Agreement and the Vereco Sublease, which are included as Exhibits 10.1 and 10.2, respectively, hereto.

Item 7.01 Regulation FD Disclosure.

On March 20, 2019, the Company issued a press release regarding the closing of the sale of the MPS Business, which is attached hereto as Exhibit 99.1.

The press release included as Exhibit 99.1 will be deemed to be “furnished” rather than “filed,” pursuant to the rules of the Securities and Exchange Commission.

 Item 9.01Financial Statements and Exhibits

(b) Pro forma financial information.

The following pro forma financial statements are filed with this Form 8-K:

Pro forma condensed consolidated balance sheet as of September 30, 2018

Pro forma condensed consolidated statement of operations for nine months ended September 30, 2018

Pro forma condensed consolidated statement of operations for year ended December 31, 2017

Notes to pro forma statements

(d) Exhibits.

Exhibit No.	Description
10.1 10.2 99.1	Asset Purchase Agreement* Sublease Agreement Press Release dated March 20, 2019

*The schedules and exhibits to the Purchase Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K.  A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYNERGISTEK, INC.

Date:	March 26, 2019
By:	/s/ Paul T. Anthony
Name:	Paul T. Anthony
Title:	Chief Financial Officer

CynergisTek, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Balance Sheet
As of September 30, 2018
(Unaudited)

	As reported	Pro forma Adjustments (1)	Pro forma
ASSETS
Current assets:
Cash and cash equivalents	$ 6,355,427	$ 2,641,121	$ 8,996,548
Accounts receivable, net	9,389,407	(7,239,855)	2,149,552
Prepaid and other current assets	1,583,463	(456,295)	1,127,168
Supplies	1,043,964	(1,043,964)	-
Amount receivable from asset sale of CTEK Solutions	-	4,500,000	4,500,000
Total current assets	18,372,261	(1,598,993)	16,773,268

Property and equipment, net	648,895	(388,523)	260,372
Deposits	87,778	-	87,778
Deferred income taxes	2,930,051	-	2,930,051
Intangible assets, net	9,542,722	-	9,542,722
Goodwill	18,525,206	(1,517,017)	17,008,189
Total assets	$ 50,106,913	$ (3,504,533)	$ 46,602,380
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$ 3,639,637	$ 2,706,995	$ 6,346,632
Accrued compensation and benefits	3,792,516	(306,508)	3,486,008
Deferred revenue	1,144,555	-	1,144,555
Note payable	343,750	-	343,750
Current portion of long-term liabilities	3,120,504	(3,120,504)	-
Total current liabilities	12,040,962	(720,017)	11,320,945

Long-term liabilities:
Term loan, less current portion	14,075,843	(14,075,843)	-
Promissory notes to related parties, less current portion	5,156,250	(5,156,250)	-
Capital lease obligations, less current portion	77,500	(75,367)	2,133
Total long-term liabilities	19,309,593	(19,307,460)	2,133
Commitments and contingencies
Stockholders’ equity:
Common stock, par value at $0.001, 33,333,333 shares authorized, 9,616,133 shares issued and outstanding at September 30, 2018	9,616	-	9,616
Additional paid-in capital	31,619,720	-	31,619,720
Accumulated deficit	(12,872,978)	16,522,944	3,649,966
Total stockholders’ equity	18,756,358	16,522,944	35,279,302
Total liabilities and stockholders’ equity	$ 50,106,913	$ (3,504,533)	$ 46,602,380

CynergisTek, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Statement of Operations
For the Nine Months Ended September 30, 2018
(Unaudited)

	As reported	Pro forma adjustments (2)	Pro forma
Net revenues	$ 52,536,317	$ (38,197,995)	$ 14,338,322
Cost of revenues	38,131,617	(30,307,857)	7,823,760
Gross profit	14,404,700	(7,890,138)	6,514,562

Operating expenses:
Sales and marketing	4,288,893	(402,945)	3,885,948
General and administrative	6,405,355	(3,491,594)	2,913,761
Depreciation	265,424	(163,325)	102,099
Amortization of acquisition-related intangibles	1,358,201	-	1,358,201
Total operating expenses	12,317,873	(4,057,864)	8,260,009
Income (loss) from operations	2,086,827	(3,832,274)	(1,745,447)

Other income (expense):
Other income	44	-	44
Interest expense	(1,103,592)	1,090,784	(12,808)
Total other income (expense)	(1,103,548)	1,090,784	(12,764)

Income (loss) before provision for income taxes	983,279	(2,741,490)	(1,758,211)
Income tax (expense) benefit	(415,363)	749,586	334,223
Net income (loss)	$ 567,916	$ (1,991,904)	$ (1,423,988)

Net income (loss) per share:
Basic	$ 0.06	$ (0.21)	$ (0.15)
Diluted	$ 0.06	$ (0.20)	$ (0.14)

Number of weighted average shares outstanding:
Basic	9,605,536	9,605,536	9,605,536
Diluted	9,813,098	9,605,536	9,605,536

CynergisTek, Inc.
Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2017
(Unaudited)

	As reported	Pro forma adjustments (2)	Pro forma
Net revenues	$ 71,638,947	$ (54,113,056)	$ 17,525,891
Cost of revenues	50,739,359	(41,826,729)	8,912,630
Gross profit	20,899,588	(12,286,327)	8,613,261

Operating expenses:
Sales and marketing	5,747,758	(1,397,000)	4,350,758
General and administrative expenses	7,662,486	(4,870,234)	2,792,252
Depreciation	383,419	(248,590)	134,829
Amortization of acquisition-related intangibles	2,080,746	-	2,080,746
Impairment of goodwill and intangible assets	180,726	-	180,726
Total operating expenses	16,055,135	(6,515,824)	9,539,311
Income (loss) from operations	4,844,453	(5,770,503)	(926,050)

Other income (expense):
Interest expense	(1,526,653)	1,526,653	-
Change in valuation of contingent earn-out	(1,394,000)	-	(1,394,000)
Other expense	(675)	-	(675)
Total other income (expense)	(2,921,328)	1,526,653	(1,394,675)

Income (loss) before provision for income taxes	1,923,125	(4,243,850)	(2,320,725)
Income tax (expense) benefit	(2,365,476)	1,503,117	(862,359)
Net loss	$ (442,351)	$ (2,740,733)	$ (3,183,084)

Net loss per share:
Basic	$ (0.05)	$ (0.29)	$ (0.34)
Diluted	$ (0.05)	$ (0.29)	$ (0.34)

Number of weighted average shares outstanding:
Basic	9,425,281	9,425,281	9,425,281
Diluted	9,425,281	9,425,281	9,425,281

CynergisTek, Inc. and Subsidiaries
Notes to Pro Forma Condensed Consolidated Financial Statements
As of and For the Nine Months Ended September 30, 2018 For the Year Ended December 31, 2017

Note 1 – Pro Forma Condensed Consolidated Balance Sheet Adjustments

The following adjustments reflect the sale of certain assets of the CTEK Solutions business as if the sale occurred on September 30, 2018 pursuant to the Asset Purchase Agreement.

Account	Dr	Cr
Cash and cash equivalents	$ 2,641,121
Accounts receivable, net		$ 7,239,855
Prepaid and other current assets		456,295
Supplies		1,043,964
Amount receivable from asset sale of CTEK Solutions	4,500,000
Property and equipment, net		388,523
Goodwill		1,517,017

Accounts payable and accrued expenses	2,993,005
Accrued compensation and benefits	306,508
Income taxes payable (included in Accounts Payable)		5,700,000
Current portion of long-term liabilities	3,120,504
Term loan, less current portion	14,075,843
Promissory notes to related parties, less current portion	5,156,250
Capital lease obligations, less current portion	75,367
Accumulated deficit		16,522,944
	$ 32,868,598	$ 32,868,598

Note 2 – Pro Forma Condensed Consolidated Statement of Operations

Pro forma condensed consolidated statements of comprehensive loss for the nine months ended September 30, 2018 and the year ended December 31, 2017 assume that the sale of certain assets of the CTEK Solutions business occurred on January 1, 2017. The pro forma adjustments reflect the elimination of revenues and expenses directly associated with the CTEK Solutions business operations, as originally reported. Selling, general and administrative expenses were not allocated between the disposed division and the continuing operations.  The proforma adjustments also reflect an assumption that the proceeds from the sale of the business would also have resulted in the repayment of term loan and seller notes, and as such, interest expense would be eliminated. The proforma adjustments do not reflect the gain on the sale of the CTEK Solutions business, which management estimated to be approximately $16.8 million using the September 30, 2018 pro forma balance sheet. The pro forma adjustments are as follows:

Account	Nine Months Ended September 30, 2018	Year Ended December 31, 2017
Net revenues	$ (38,197,995)	$ (54,113,056)
Cost of revenues	(30,307,857)	(41,826,729)
Sales and marketing	(402,945)	(1,397,000)
General and administrative	(3,491,594)	(4,870,234)
Depreciation	(163,325)	(248,590)
Interest expense	(1,090,784)	(1,526,653)
Income tax expense	749,586	1,503,117